Exhibit 99.1

FOR RELEASE:	April 30, 2010
Lisa F. Campbell, Executive Vice President Chief Operating Officer and Chief Financial Officer (910) 892-7080; lisac@newcenturybanknc.com www.newcenturybanknc.com

NEW CENTURY BANCORP ANNOUNCES

FIRST QUARTER 2010 EARNINGS

Company reports positive results, including strong balance sheet growth, for the quarter.

DUNN, NC … New Century Bancorp (the “Company” - NASDAQ: NCBC), the holding company for New Century Bank, reported net income for the quarter ended March 31, 2010, of $457,000, compared to net income of $408,000 for the same period in 2009, an increase of $49,000 or 12.0%. Basic and diluted earnings per share for first quarter 2010 were $0.07 and for first quarter 2009 were $0.06.

As of March 31, 2010, the Company reported total assets of $642.9 million, total deposits of $542.3 million and total loans of $496.4 million. As of March 31, 2009, these figures stood at total assets of $628.7 million, total deposits of $523.5 million, and total loans of $469.8 million, for increases of 2.3%, 3.6%, and 5.7%, respectively, year-to-year.

“We have started the year on a positive note with net income and a higher net interest margin,” said William L. Hedgepeth III, president and chief executive officer, “In light of a continuing difficult and uncertain economy, we are pleased with our core earnings results.”

Net interest margin improved to 4.08%, compared to 3.27% for first quarter 2009, which positively impacted earnings. While noninterest expenses were higher for the quarter, most of this can be attributed to expenses associated with the conversion to a new core operating system, which included: $175,000 in the purchase of computer hardware; $146,000 in software and license agreements; and $185,000 for one-time costs for system set-up, de-conversion and exit costs, travel-related and training costs, and supplies. This investment was made to meet customers’ changing financial services needs and to position the Bank for its next decade of growth and success. Finally, earnings were impacted by a $1.3 million addition to the provision for loan losses due to an increase in non-accrual loans.

“The economy still presents challenges to New Century Bank and to all banks,” Hedgepeth said. “We feel strongly about the prospects for New Century Bank in 2010. On behalf of everyone at New Century, we were saddened by the loss of one of our Company’s directors—Sidney E. Thompson, M.D.—during the quarter. He served our company well for the past six years and his friendship and leadership will be missed.”

New Century Bank is headquartered in Dunn and has offices in Dunn, Clinton, Fayetteville (2), Goldsboro, Lillington, Lumberton, Pembroke, and Raeford, as well as a loan production office in Greenville, NC.

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Keywords: New Century Bancorp, New Century Bank, NCBC

The information as of and for the quarter ended March 31, 2010 as presented is unaudited. This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of our goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. The actual results might differ materially from those projected in the forward-looking statements for various reasons, including, but not limited to, our ability to manage growth, our limited operating history, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other savings and financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company’s SEC filings, including its periodic reports under the Securities Exchange Act of 1934, as amended, copies of which are available upon request from the Company.

New Century Bancorp, Inc.

Selected Financial Information and Other Data

($ in thousands, except per share data)

	At or for the three months ended					At or for the thee months ended
	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009	March 31, 2010	March 31, 2009	March 31, 2008
Summary of Operations:
Total interest income	$8,333	$8,433	$8,258	$8,039	$8,270	$8,333	$8,270	$9,365
Total interest expense	2,446	2,821	3,170	3,459	3,673	2,446	3,673	5,040

Net interest income	5,887	5,612	5,088	4,580	4,597	5,887	4,597	4,325
Provision for loan losses	1,270	995	2,377	1,414	685	1,270	685	873

Net interest income after provision	4,617	4,617	2,711	3,166	3,912	4,617	3,912	3,452
Noninterest income	667	766	777	762	826	667	826	861
Goodwill Impairment	—	8,674	—	—	—	—	—	—
Noninterest expense	4,606	4,796	4,075	4,428	4,079	4,606	4,079	4,455

Income (loss) before income taxes	678	(8,087)	(587)	(500)	659	678	659	(142)
Provision for income taxes (benefit)	221	141	(218)	(247)	251	221	251	(52)

Net income (loss)	$457	$(8,228)	$(369)	$(253)	$408	$457	$408	$(90)

Share and Per Share Data:
Earnings (loss) per share - basic	$0.07	$(1.20)	$(0.05)	$(0.04)	$0.06	$0.07	$0.06	$(0.01)
Earnings (loss) per share - diluted	0.07	(1.20)	(0.05)	(0.04)	0.06	0.07	0.06	(0.01)
Book value per share	8.03	7.96	9.22	9.21	9.23	8.03	9.23	9.09
Tangible book value per share	7.91	7.83	7.82	7.80	7.82	7.91	7.82	7.65
Ending shares outstanding	6,837,952	6,837,952	6,837,742	6,836,149	6,831,149	6,837,952	6,831,149	6,799,183
Weighted average shares outstanding:
Basic	6,837,952	6,837,863	6,837,292	6,831,973	6,831,149	6,837,952	6,831,149	6,764,291
Diluted	6,845,714	6,837,863	6,837,292	6,831,973	6,835,476	6,845,714	6,835,476	6,764,291

Selected Performance Ratios:
Return on average assets	0.30%	-5.09%	-0.23%	-0.16%	0.27%	0.30%	0.27%	-0.06%
Return on average equity	3.34%	-51.24%	-2.30%	-1.60%	2.61%	3.34%	2.61%	-0.40%
Net interest margin	4.08%	3.74%	3.54%	3.18%	3.27%	4.08%	3.27%	3.16%
Efficiency ratio (1)	70.28%	75.20%	69.48%	82.89%	75.22%	70.28%	75.22%	85.90%

Period End Balance Sheet Data:
Loans, net of unearned income	$496,448	$481,176	$472,578	$467,872	$469,794	$496,448	$469,794	$446,699
Total Earning Assets	602,436	588,536	591,973	573,951	584,030	602,436	584,030	558,092
Goodwill and other intangible assets	814	853	9,565	9,603	9,642	814	9,642	9,796
Total Assets	642,883	630,635	636,810	629,000	628,748	642,883	628,748	603,402
Deposits	542,348	540,262	533,350	527,621	523,537	542,348	523,537	508,891
Short term debt	27,744	20,564	25,693	23,461	27,408	27,744	27,408	17,990
Long term debt	12,372	12,372	12,372	12,372	12,372	12,372	12,372	12,372
Shareholders' equity	54,934	54,409	63,013	62,947	63,059	54,934	63,059	61,822

Selected Average Balances:
Gross Loans	$483,665	$476,845	$469,668	$469,581	$468,062	$483,665	$468,062	$442,636
Total Earning Assets	585,277	595,250	570,059	577,774	570,221	585,277	570,221	552,797
Goodwill and other intangible assets	832	9,451	9,584	9,622	9,660	832	9,660	9,814
Total Assets	625,307	641,254	634,312	630,180	616,026	625,307	616,026	599,692
Deposits	531,115	538,643	532,427	526,894	513,079	531,115	513,079	504,170
Short term debt	23,547	23,498	23,020	24,606	24,458	23,547	24,458	18,464
Long term debt	12,372	12,372	12,372	12,372	12,372	12,372	12,372	12,372
Shareholders' equity	55,533	63,710	63,588	63,615	63,421	55,533	63,421	92,271

Asset Quality Ratios:
Nonperforming loans	$18,956	$15,965	$16,003	$13,352	$7,739	$18,956	$7,739	$9,396
Other real estate owned	2,680	2,530	2,346	2,196	2,333	2,680	2,333	731
Allowance for loan losses	11,232	10,359	10,317	8,519	7,792	11,232	7,792	9,142
Nonperforming loans (2) to period-end loans	3.82%	3.32%	3.39%	2.85%	1.65%	3.82%	1.65%	2.10%
Allowance for loan losses to period-end loans	2.26%	2.15%	2.18%	1.82%	1.66%	2.26%	1.66%	2.05%
Delinquency Ratio (3)	0.45%	0.41%	1.61%	0.51%	0.98%	0.45%	0.98%	0.59%
Net loan charge-offs to average loans	0.05%	0.79%	0.49%	0.59%	1.52%	0.05%	1.52%	0.04%

(1)	Efficiency ratio is calculated as non-interest expenses divided by the sum of net interest income and non-interest income.
(2)	Nonperforming loans consist of non-accrual loans and restructured loans.
(3)	Delinquency Ratio includes 30-89 days past due and excludes non-accrual loans.